SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SPARTA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARTA, Inc.
23041 de la Carlota, Suite 325, Laguna Hills, California 92653

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2002

TO THE STOCKHOLDERS OF
SPARTA, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of SPARTA, Inc., a Delaware corporation (the “Company”), will be held at the Caribe Royale Hotel, located at 8101 World Center Drive, Orlando, Florida 32821, on Friday, May 31, 2002, beginning at 8:15 a.m. local time. The Annual Meeting will be held for the following purposes:

     1. To elect directors of the Company to serve as directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 29, 2002.

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Company has fixed April 7, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof; and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the corporate headquarters of the Company for ten days prior to the Annual Meeting. The address of the Company’s corporate headquarters is 23041 de la Carlota, Suite 325, Laguna Hills, California 92653.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed proxy card or by casting your vote in person at the Annual Meeting.

     IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors /s/ JERRY R. FABIAN JERRY R. FABIAN Corporate Vice President and Secretary

Laguna Hills, California April 7, 2002	Telephone — (949) 768-8161 Facsimile — (949) 770-4632

INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS (Proposal One)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal Two)
OTHER MATTERS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF EXECUTIVE OFFICERS
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
COMPANY STOCK PRICE PERFORMANCE
STOCK PERFORMANCE GRAPH
REPORT ON FORM 10-K
Appendix 1 CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SPARTA, INC.

SPARTA, Inc.
23041 de la Carlota, Suite 325
Laguna Hills, CA 92653

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SPARTA, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 31, 2002, and any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 8:15 a.m. local time at the Caribe Royale Hotel, located at 8101 World Center Drive, Orlando, Florida. The telephone number of the Company is (949) 768-8161, and its facsimile number is (949) 770-4632.

The solicitation of proxies for the Annual Meeting is being made on behalf of the Company, and all expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, facsimile, or otherwise for the purpose of soliciting such proxies; but, in such event, no additional compensation will be paid to any such persons for such solicitation. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about April 15, 2002.

Record Date and Voting

April 7, 2002, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, and any postponements or adjournments thereof. As of that date, there were 4,871,887 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), issued and outstanding. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding common stock of the Company as of the Record Date will constitute a quorum at the Annual Meeting.

Each share is entitled to one vote on all matters voted at the Annual Meeting, except that voting for directors may be cumulative. A stockholder intending to cumulate votes for directors must notify the Company of such intention prior to commencement of the voting for directors, and the name of the candidate for whom such votes would be cast must be placed in nomination prior to the commencement of the voting for directors. If any stockholder has given such notice, every stockholder may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among two or more candidates.

Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many nominees of the Board of Directors as possible.

In the election of directors, the eleven nominees receiving the highest number of affirmative votes will be elected. Accordingly, abstentions will have no effect in determining which nominees have been elected directors. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 29, 2002, will require the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. As a result, abstentions will have the effect of a vote against the ratification of the selection of PricewaterhouseCoopers LLP.

The persons named in the accompanying proxy card have advised the Company that they will vote the shares represented by proxies received by them in accordance with the stockholders’ directions. If the proxy card is signed and returned without direction as to how to vote, the proxy holders will vote “FOR” the election of the eleven director nominees named below and “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 29, 2002. As to any other matters that may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. The Company does not presently know of any other such matters.

Revocation of Proxies

A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person.

ELECTION OF DIRECTORS
(Proposal One)

General

The Company’s bylaws state that the authorized number of directors of the Company will be a number fixed by the Board of Directors from time to time. The authorized number of directors is currently set at eleven. Accordingly, a Board of eleven directors will be elected at the Annual Meeting. The names of the persons for whom votes will be cast pursuant to the proxies that are hereby solicited are set forth below. All eleven of the nominees named below are currently serving as members of the Company’s Board of Directors, including Roy J. Nichols, who was appointed by the Board after the last Annual Meeting of Stockholders held in May 2001.

Directors are elected each year and all directors serve one-year terms. Accordingly, the term of the directors elected at the Annual Meeting will expire at the next annual meeting of the Company’s stockholders, or when the directors’ successors are elected and qualified.

Nominees

Each of the nominees named below has agreed to serve, if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Name and Position(s) with the Company	Age

Wayne R. Winton	66
Chairman of the Board of Directors

Robert C. Sepucha, Ph.D.	58
Chief Executive Officer and Director

R. Stephen McCarter	70
Sector President and Director

Carl T. Case, Ph.D.	62
Sector President and Director

John O. Carroll	59
Sector President and Director

Name and Position(s) with the Company	Age

Rockell N. Hankin	55
Director

Gerald A. Zionic	59
Director

Gen. John L. Piotrowski (USAF Retired)	68
Director

William E. Cook	53
Director

Robert B. Buchanan, Ph.D.	61
Director

Roy J. Nichols	63
Director

Biographical Information

WAYNE R. WINTON

Wayne R. Winton is a co-founder of the Company and currently the Chairman of the Board of Directors. Mr. Winton served as the Company’s President from its founding until 1995, when he became Chief Executive Officer, retiring from that position as of May 2001. Prior to founding SPARTA, Mr. Winton held positions of increasing responsibility in McDonnell Douglas Astronautics Company (“MDAC”), Mission Research Corporation, the Department of the Army, and Science Applications International Corporation (“SAIC”). He has led or participated in numerous joint government/industry studies addressing issues of analysis and policy affecting national defense interests. He is recognized as one of the most capable strategic analysts in the U.S. and is a proficient technical writer and speaker. Mr. Winton is also a member of the Board of Directors of ST SPARTA, Inc., a wholly owned subsidiary of SPARTA, Inc. He first became a member of ST SPARTA’s Board in 2001. Mr. Winton holds a Bachelor’s degree in mechanical engineering from the University of Idaho.

ROBERT C. SEPUCHA, Ph.D.

Robert C. Sepucha, Ph.D., is Chief Executive Officer of the Company and has held that position since May of 2001. Prior to that, he was Sector President of SPARTA’s Defense & Space Systems Sector, starting in 1996, after serving as a Senior Vice President and Group Manager, beginning in 1991. Dr. Sepucha was elected to the Board of Directors in 1993. From 1984 until joining the Company, Dr. Sepucha was a Senior Vice President of W. J. Schafer Associates, Inc. Dr. Sepucha holds a Master of Science degree in aeronautics from the Massachusetts Institute of Technology and a Ph.D. in engineering physics from the University of California, San Diego.

R. STEPHEN McCARTER

R. Stephen McCarter is Sector President of SPARTA’s Hardware Systems Sector and has held that position since 1996. Prior to that, he was a Senior Vice President and Group Manager, beginning in 1994, and a Vice President and Operations Manager from 1984 to 1990. He also served as President of MI SPARTA, Inc., the Company’s wholly owned subsidiary, from 1991 to 1994. Beginning in 2001, he has served as Chairman of the Board for ST SPARTA, Inc., a wholly owned subsidiary of SPARTA, Inc. Mr. McCarter first became a member of the SPARTA Board of Directors in 1994. Mr. McCarter holds a Master of Science degree in electrical engineering from New York University.

CARL T. CASE, Ph.D.

Carl T. Case, Ph.D., is Sector President of SPARTA’s Information Systems Sector and has served in that position since 1996. From 1984 to 1987, Dr. Case was the Division Manager of the Systems Analysis Division in Huntsville, Alabama. He became an Operation Manager and Vice President in 1988 for SPARTA’s Systems Integration Operation and then for the Information Systems Operation in 1994. Prior to joining SPARTA in 1984, Dr. Case served as a U.S. Air Force officer for twenty-one years, retiring as a Colonel in 1984. Dr. Case first became a member of the Board of Directors in 1996. Dr. Case holds a Master of Science degree in physics from the University of Louisville and a Ph.D. in aerospace engineering from the Air Force Institute of Technology.

JOHN O. CARROLL

John O. Carroll is Sector President of SPARTA’s Defense & Space Systems Sector and has served in that position since 2001. Mr. Carroll was the Operation Manager of SPARTA’s Defense Program Operation from 1996 to 2001. Prior to that, Mr. Carroll served as a Chief Engineer between 1990 and 1996 and as a Technical Director between 1986 and 1990. Before joining SPARTA, Mr. Carroll was the General Manager of New Technology, Inc. from 1978 to 1985. Mr. Carroll first became a member of the Board of Directors in 2001. Mr. Carroll holds a Bachelor of Science degree in mathematics from Jacksonville State University.

ROCKELL N. HANKIN

Rockell N. Hankin has been a director since 1989. He is the chairman of the Board’s Audit Committee and a member of the Board’s Compensation Committee. He is the founder and senior partner of Hankin & Co., a management-consulting firm established in 1986. As chief executive of Hankin & Co. and its licensed broker/dealer, Hankin Investment Banking, he supervises and leads the activities of the firm. Mr. Hankin was previously a partner at PricewaterhouseCoopers LLP. He is a certified public accountant and a lawyer. Mr. Hankin is Vice-Chairman of the Board of Directors of Semtech Corporation. Previously, Mr. Hankin was Chairman of the Board of House of Fabrics and a member of the boards of Alpha Microsystems, DDL Electronics Inc., Nichols Institute, Quidel Corporation and Techniclone Corporation.

GERALD A. ZIONIC

Gerald A. Zionic has been a director since August of 1999. Mr. Zionic is a member of the Board’s Audit Committee and Compensation Committee. Since 1993, he has been a Vice President at Lockheed-Martin Corporation’s Law & Benefits Enforcement Division. Prior to Lockheed-Martin, Mr. Zionic was Vice President and General Manager of Martin Marietta’s Information Systems Company from 1991 to 1992.

JOHN L. PIOTROWSKI, General USAF, Retired

John L. Piotrowski has been a director since 1991. He is the chairman of the Board’s Compensation Committee and a member of the Board’s Audit Committee. Currently, he has his own consulting practice, Aerospace and Management Consulting, which provides consulting services to a number of aerospace companies and government laboratories. He also serves on a Standing Task Force for the Defense Science Board. From 1991 to 2000, he was a consultant for Science Applications International Corporation (SAIC). Mr. Piotrowski served as Commander of the U.S. Air Force Space Command and Vice Chief of Staff of the Air Force. Previously, Mr. Piotrowski served as a director for the U.S. Space Foundation, Contraves USA and National Systems and Research.

WILLIAM E. COOK

William E. Cook has been a director since August of 1999. Mr. Cook is a member of the Board’s Audit Committee and Compensation Committee. He was the Chairman and Chief Executive Officer of Uniax Corporation until the company was sold in March, 2000. He is President of Riptide Holdings, Inc. and has been in this position since 1996. Riptide Holdings is a personal investment holding company providing equity and debt investments, management, and board advice for early-stage technology and turnaround opportunities in manufacturing and software companies. Prior to starting Riptide Holdings, Mr. Cook was Chairman and Chief Executive Officer of DDL Electronic, Inc. from 1992 to 1995.

ROBERT B. BUCHANAN, Ph.D.

Robert B. Buchanan, Ph.D., has been a director since 1998. He is a member of the Board’s Audit Committee and Compensation Committee. Since 1993, he has been the Group Manager of the Defense Analyses Group for Science Applications International Corporation (SAIC), a $125M group. The Group maintains strong capabilities in systems analysis and systems engineering and integration, with a focus on simulation applications, advanced information technology and C4ISR systems. Prior to joining SAIC, Dr. Buchanan was President of Sunbird Exploration, Inc. from 1990 to 1991. Before Sunbird Exploration, Inc., Dr. Buchanan was with BDM International, Inc. from 1969 to 1990. His last position at BDM was Corporate Vice President, in which position he was responsible for a wide variety of activities, such as simulation-based work in advanced technology and work on strategic defense programs.

ROY J. NICHOLS

Roy J. Nichols is a new nominee director. Mr. Nichols is a member of the Board’s Audit Committee and Compensation Committee. He was appointed by the board in June of 2001 to serve on the board. He is the Vice Chairman and CEO of Torch Concepts, Inc. In 1979, Mr. Nichols co-founded Nichols Research, a prominent research and development business specializing in sensor, missile, and information systems. Prior to Nichols Research, he held positions with McDonnell Douglas and with the Infrared Physics Laboratory at the University of Michigan. Mr. Nichols also serves as a director of Adtran and Applied Genomics.

Board Committees and Meetings

     General

The Board of Directors held four meetings during 2001. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee. Each director attended or participated in 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors; and (b) the total number of meetings held by all committees of the Board on which such director served during 2001. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by written consent without a meeting during 2001.

     Audit Committee

The Audit Committee of the Board of Directors currently consists of six independent directors, Messrs. Buchanan, Cook, Hankin, Nichols, Piotrowski and Zionic. The Audit Committee reviews and monitors the Company’s financial reporting and the internal and external audits of the Company, including, among other things, the Company’s internal audit and control functions, the results and scope of the annual audit and other services provided by the Company’s independent auditors, and the Company’s compliance with legal matters that have a significant impact on the Company’s financial reports. The Audit Committee also consults with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The Audit Committee held three meetings during 2001.

The Board adopted and approved a charter for the Audit Committee in March 2002. A copy of the charter is attached to this Proxy Statement as Appendix 1. The Board has determined that all members of the Audit Committee are “independent,” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     Compensation Committee

The Compensation Committee of the Board of Directors currently consists of six directors, Messrs. Buchanan, Cook, Hankin, Nichols, Piotrowski and Zionic. The Compensation Committee reviews and makes recommendations to the Board regarding the Company’s compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses and stock option and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee held one meeting during 2001.

Director Compensation

Directors who are not employees of the Company or SAIC received in 2001, and will receive in 2002, $2,200 per day, with a minimum guarantee of twelve days per year for directors other than the Chairman of the Board, and twenty-two days per year for the Chairman of the Board. In addition, the following directors received stock options in 2001: Rockell Hankin and John Piotrowski, 1,140; Bob Buchanan, Gerald Zionic and Bill Cook, 940. In 2002, all directors who are not employees of the Company will receive stock options under the same plan as followed in 2001. The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors, other than in the form of reimbursement of expenses for attending directors’ or committee meetings.

Required Vote

The eleven nominees receiving the highest number of affirmative votes present or represented by proxy at the Annual Meeting shall be elected as directors. No proxy may be voted for more than eleven nominees.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal Two)

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 29, 2002, and is asking the stockholders to ratify this appointment. PricewaterhouseCoopers LLP has acted as the Company’s independent auditors since 1989.

During 2001, PricewaterhouseCoopers LLP provided services to the Company consisting of the audit of the Company’s annual financial statements and a review of unaudited quarterly financial information. The aggregate fees billed by PricewaterhouseCoopers LLP during 2001 for these services were $96,900. There were no hours attributed in this engagement to work performed by persons other than PricewaterhouseCoopers’ full-time, permanent employees. No other services were provided in 2001 to the Company by PricewaterhouseCoopers LLP.

The Board has not requested, nor does it expect, a representative of PricewaterhouseCoopers LLP to be present at the Annual Meeting.

Required Vote

The affirmative vote of the holders of shares representing a majority of the shares present or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. In the event that the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2002. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is expressly granted by the execution of the enclosed proxy card.

MANAGEMENT

Executive Officers

Set forth below is certain information with respect to each executive officer of the Company:

Name and Position	Age

Robert C. Sepucha, Ph.D.	58
Chief Executive Officer

R. Stephen McCarter	70
Sector President

Carl T. Case, Ph.D.	62
Sector President

John O. Carroll	59
Sector President

David E. Schreiman	41
Corporate Vice President, Treasurer, and Chief Financial Officer

Jerry R. Fabian	53
Corporate Vice President, Secretary, and Chief Administrative Officer

For information regarding Messrs. Sepucha, McCarter, Case and Carroll, who, in addition to being executive officers of the Company, are also directors, please see “Election of Directors — Nominees” above. Information regarding Messrs. Schreiman and Fabian, who are executive officers of the Company but not also directors, follows:

David E. Schreiman. David E. Schreiman joined the Company in December 2001 and has served as Vice President, Chief Financial Officer and Treasurer since February 2002. Prior to joining the Company, Mr. Schreiman was the Chief Financial Officer of CUE Corporation and its affiliates from October 1995 to December 2001. From September 1983 to October 1995, he held various staff and management positions with the firm of PricewaterhouseCoopers LLP. Mr. Schreiman is a certified public accountant and holds a Bachelor of Science degree in business administration from the University of California, Berkeley.

Jerry R. Fabian. Jerry R. Fabian has served the Company as a Vice President and Chief Administrative Officer since January 1989. From January 1989 to February 1992, Mr. Fabian was also the Chief Financial Officer. Since 1986 he has served as Director of Business Administration, reporting to the Company’s Chief Executive Officer. Mr. Fabian holds a Bachelor of Science degree in business administration from California State University, Northridge.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth, as of April 7, 2002, certain information known to the Company with respect to the beneficial ownership of the Company’s common stock by (a) all persons known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock; (b) each director of the Company; (c) each of the executive officers named in the Summary Compensation Table included in this Proxy Statement; and (d) all directors and executive officers as a group (thirteen persons).

Name	Number of Shares(1)		Percentage of Class

Wayne R. Winton	215,053	(2)	4.27%

Robert C. Sepucha	82,642	(3)	1.56%

R. Stephen McCarter	107,241	(4)	1.99%

Carl T. Case	90,808	(5)	1.80%

John O. Carroll	38,674	(6)	.77%

Rockell N. Hankin	14,777	(7)	.25%

John L. Piotrowski	8,161	(8)	.14%

Robert B. Buchanan	3,979	(9)	.02%

William E. Cook	1,841	(10)	.02%

Gerald A. Zionic	691	(11)	.01%

Roy J. Nichols	1,380	(12)	.02%

Jerry R. Fabian	48,577	(13)	1.08%

David E. Schreiman	1,250	(14)	.02%

All executive officers and directors as a group (13 persons)	615,054	(15)	11.95%

(1)	Except as set forth below, each of the persons included in this table has sole voting and investment power over the shares respectively owned, except shares issuable upon exercise of stock options, and except as to rights of the person’s spouse under applicable community property laws.

(2)	Includes 19 shares subject to options that may be exercised within 60 days of April 7, 2002.

(3)	Includes 35,070 shares held in Dr. Sepucha’s account in the Profit Sharing Plan and 4,240 shares subject to options that may be exercised within 60 days of April 7, 2002.

(4)	Includes 78,410 shares held in Mr. McCarter’s account in the Profit Sharing Plan and 7,181 shares subject to options that may be exercised within 60 days of April 7, 2002.

(5)	Includes 31,911 shares held in Dr. Case’s account in the Profit Sharing Plan and no shares subject to options that may be exercised within 60 days of April 7, 2002.

(6)	Includes 18,821 shares held in Mr. Carroll’s account in the Profit Sharing Plan and no shares subject to options that may be exercised within 60 days of April 7, 2002.

(7)	Includes 2,218 shares subject to options held by Mr. Hankin that may be exercised within 60 days of April 7, 2002.

(8)	Includes 1,202 shares subject to options held by Mr. Piotrowski that may be exercised within 60 days of April 7, 2002.

(9)	Includes 2,729 shares subject to options held by Dr. Buchanan that may be exercised within 60 days of April 7, 2002.

(10)	Includes 691 shares subject to options held by Mr. Cook that may be exercised within 60 days of April 7, 2002.

(11)	Includes no shares subject to options held by Mr. Zionic that may be exercised within 60 days of April 7, 2002.

(12)	Includes 230 shares subject to options held by Mr. Nichols that may be exercised within 60 days of April 7, 2002.

(13)	Includes 18,535 shares held in Mr. Fabian’s account in the Profit Sharing Plan and no shares subject to options that may be exercised within 60 days of April 7, 2002.

(14)	Includes no shares held in Mr. Schreiman’s account in the Profit Sharing Plan and no shares subject to options that may be exercised within 60 days of April 7, 2002.

(15)	Includes the shares referred to in footnotes (3) through (13) above, no additional shares held in the Profit Sharing Plan for the account of other executive officers of the Company, and no additional shares subject to options held by other executive officers of the Company that may be exercised within 60 days of April 7, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock to file initial reports of ownership (Form 3) and reports of changes in ownership of common stock (Form 4 and Form 5) with the Securities and Exchange Commission.

The Company prepares all forms required under Section 16(a) of the Exchange Act for its directors and executive officers based on information provided by them to the Company for this purpose. Based on that information, the Company believes that, during 2001, all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of the Company’s financial reporting. Management is responsible for preparing the Company’s financial statements and maintaining an appropriate system of internal controls. The Company’s independent accountants are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. We rely on the information provided to us and on the representations made by management and the independent accountants as to the consolidated financial statements being prepared in accordance with generally accepted accounting principles. The Audit Committee’s responsibilities in this regard are set forth in the Audit Committee Charter, which is attached as Appendix 1 to this Proxy Statement.

In the course of fulfilling its responsibilities, the Audit Committee has:

Reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 30, 2001 and discussed them with management and with PricewaterhouseCoopers LLP, the Company’s independent accountants.

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees.

Obtained from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and from management.

Considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2001, for filing with the Securities and Exchange Commission.

Rockell N. Hankin (Chairman) John L. Piotrowski Robert B. Buchanan William E. Cook Gerald A. Zionic Roy J. Nichols	Dated: March 21, 2002

REPORT OF THE COMPENSATION COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

General Philosophy

The primary philosophy of the Compensation Committee regarding compensation is to offer compensation packages (salary, raises, bonuses, and stock options) that reward each member of senior management proportionately to each person’s operation’s performance and to the Company’s overall financial performance and growth during the previous year.

Executive Compensation

     Base Salary

Base salaries are intended to be competitive with similar-size companies in the same and related business areas. They are based on an internal evaluation of the responsibilities of each person. Salaries for executive officers are reviewed on an annual basis.

The Committee’s compensation policies are in concert with the Company’s corporate philosophy to reward individual performance with bonuses commensurate with their contribution to the Company’s growth and financial performance annually and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

     Long-term Incentives

The Company’s long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer (CEO), other executive officers, operation managers, and other deserving employees are periodically granted stock options at the then price of the Company’s stock. These options are designed to provide such persons with significant compensation over time, based on overall Company performance as reflected in the stock price, to foster employee ownership in the Company, to create a valuable retention device through standard three- to five-year vesting schedules, and to encourage alignment of employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key employees, and annually on the basis of performance.

     CEO Compensation at the End of 2001

The Company’s CEO bonus and stock options awarded at the completion of calendar year 2001 were, by and large, performance-based. Among the criteria applied for determining these financial awards were Company revenue growth, profit, business backlog, personnel retention, and equity growth. The salary adjustment was market-based and pegged at the size, revenue, and responsibility of similar enterprises.

By: The Compensation Committee of the Board of Directors

John L. Piotrowski (Chairman) Rockell N. Hankin Robert B. Buchanan William E. Cook Gerald A. Zionic Roy J. Nichols	Dated: March 4, 2002

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors is comprised of Messrs. Piotrowski, Hankin, Buchanan, Cook, Zionic and Nichols. None of these individuals was at any time during 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to, or on behalf of, the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereinafter referred to as the “named executive officers”) for fiscal 2001, 2000 and 1999:

SUMMARY COMPENSATION TABLE

	Annual Compensation and Long-Term Compensation Awards

					Shares
				Other Annual	Underlying	All Other
Name and		Salary (1)	Bonus (2)	Compensation (3)	Options	Compensation (4)
Principal Position	Year	($)	($)	($)	(#)	($)

Wayne R. Winton	2001	92,308	100,000	18,340		25,500
Chief Executive Officer(5)	2000	203,462	90,000	10,740	2	25,500
Chairman	1999	181,385	90,000	14,024	11	24,000

Robert C. Sepucha	2001	225,077	85,000	148,767		25,500
Sector President, Chief	2000	186,075	75,000	113,446	616	25,500
Executive Officer(6)	1999	177,506	75,000	68,690	2,580	24,000

R. Stephen McCarter	2001	195,231	64,000	34,490		25,500
Sector President	2000	188,500	75,000	34,192	7,938	25,500
	1999	176,308	75,000	17,239	3,540	24,000

Carl T. Case	2001	194,769	85,000	23,142		25,500
Sector President	2000	186,077	57,100	13,058	1,269	25,500
	1999	176,308	39,500	30,089	235	24,000

John Carroll	2001	172,615	47,728	40,320		25,500
Sector President	2000	130,654		25,475		19,580
	1999	123,789	20,922	17,461		21,759

Jerry Fabian	2001	141,623	37,300	27,482		25,500
Director, Business Admin.	2000	134,654	24,000	23,948		24,000
Vice President	1999	127,615	16,900	16,150		22,000

(1)	Amounts shown include only cash compensation earned by executive officers.

(2)	Amounts shown include cash and non-cash compensation earned by executive officers. The non-cash compensation, consisting of the fair market value of stock earned as part of bonus compensation, is as follows:

	2001	2000	1999

Winton	$30,006	$26,995	$27,000
Sepucha	25,497	22,502	22,500
McCarter	19,198	22,502	22,500
Case	25,497	17,130	11,850
Carroll	12,034		3,806
Fabian	11,185	7,204	5,069

(3)	Includes stock gain on exercised options and pay-out of absence accrued but untaken.

(4)	The amounts shown in this column are Company contributions to the Profit Sharing Plan.

(5)	Mr. Winton retired as the Company’s Chief Executive Officer in May 2001.

(6)	Dr. Sepucha became the Company’s Chief Executive Officer in May 2001. Prior to that time, he had served as a Sector President.

Stock Options

The Company’s 1997 Stock Plan (the “Stock Plan”) provides for the grant of stock options, stock bonuses or rights to purchase up to an aggregate of 14,000,000 shares of the Company’s authorized but unissued Common Stock (subject to adjustment in the event of stock dividends, stock splits, recapitalizations, mergers or other similar changes in the Company’s capital structure.

Wayne R. Winton, the Company’s Chairman of the Board of Directors, currently administers the Stock Plan. However, the Board of Directors may at any time designate another officer or other employee of the Company, the Board itself, or a committee thereof, to act as administrator of the Stock Plan. Subject to the express provisions of the Stock Plan, the administrator of the Stock Plan has full authority to interpret the Stock Plan and to make all other determinations necessary or advisable for the administration of the Stock Plan.

All shares issued under the Stock Plan are subject to restrictions on transferability and the right of the Company to repurchase the shares upon the termination of the stockholder’s association with the Company. These transfer restrictions and repurchase rights are set forth both in the Stock Plan and in the Company’s Certificate of Incorporation.

During fiscal 2001, options covering a total of 901,637 shares were granted under the Stock Plan to a total of 877 employees of the Company. The following table contains information concerning the grant of stock options under the Stock Plan to the named executive officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants						Potential Realizable Value

	Shares	% of Total		Market
	Underlying	Options	Exercise	Price on		Assumed Annual Rates of
Name and	Options	Granted to	or Base	Date of		Stock Price Appreciation
Principal	Granted(A)(B)	Employees in	Price	Grant	Expiration	for Option Term (4 Yrs)
Position	(Number)	Fiscal Year	($/Sh)	($/Sh)	Date	0%($)	5%($)	10%($)

Wayne R. Winton(C)	0	0	0	0		0	0	0
Chief Executive Officer, Chairman

Robert C. Sepucha(D)	109	.00	16.04	16.49	6/25/05	46	436	883
Sector President	4,725	.52	17.53	18.12	12/25/05	2,788	21,239	42,523

R. Stephen McCarter	3,463	.38	16.04	16.49	6/25/05	1,558	13,865	28,061
Sector President	5,673	.63	17.53	18.12	12/25/05	3,347	25,500	51,054

Carl T. Case	1,070	.12	16.04	16.49	6/25/05	481	4,284	8,670
Sector President	974	.11	17.53	18.12	12/25/05	574	4,378	8,766

John Carroll	1,070	.12	16.04	16.49	6/25/05	481	4,284	8,670
Sector President	1,096	.12	17.53	17.53	12/25/05	647	4,926	9,863

Jerry R. Fabian	590	.07	16.04	16.49	6/25/05	265	2,362	4,781
Director, Business	3,882	.43	17.53	18.12	12/25/05	2,291	17,449	34,936
Adm., Vice President

(A)	Options granted in 2001 have a three-year vesting schedule as follows: 20% on the first anniversary of the date of grant, 30% on the second anniversary and full vesting occurring on the third anniversary.

(B)	The options were granted for a term of 4 years, subject to earlier termination in certain events related to termination of employment.

(C)	Mr. Winton retired as the Company’s Chief Executive Officer in May 2001.

(D)	Dr. Sepucha became the Company’s Chief Executive Officer in May 2001. Prior to that, he had served as a Sector President.

Option Exercises and Holdings

The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year and unexercised options held as of the end of the year:

OPTION EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

		Value Realized			Value of Unexercised In-the-Money
	Shares	(Formula Price	Number of Shares		Options at FY-End (Formula Price
Name and	Acquired	at Exercise	Underlying Unexercised		of Shares at FY-End [$16.06] Less
Principal	on Exercise	Less Exercise	Options at FY-End		Exercise Price)($)
Position	(Number)	Price)($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wayne R. Winton Chief Executive Officer, Chairman(A)	214	1,892	11	16	106	132

Robert C. Sepucha Sector President, Chief Executive Officer(B)	10,172	98,440	4,237	7,890	40,083	25,825

R. Stephen McCarter Sector President	1,482	14,125	4,028	20,411	36,523	63,601

Carl T. Case Sector President	1,479	14,084	0	3,196	0	10,092

John O. Carroll Sector President	3,910	15,475	0	7,544	0	36,904

Jerry R. Fabian Director, Business Adm. Vice President	2,135	18,007	0	9,593	0	29,464

(A)	Mr. Winton retired as the Company’s Chief Executive Officer in May 2001.

(B)	Dr. Sepucha became the Company’s Chief Executive Officer in May 2001. Prior to that, he had served as a Sector President.

Employment Agreements

The Company has not entered into any employment agreement with any of its officers or other employees.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal relating to a proper subject that an eligible stockholder may intend to present for action at the Company’s Annual Meeting of Stockholders for the fiscal year ending December 29, 2002, and that such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act, must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 23041 de la Carlota, Suite 325, Laguna Hills, California 92653 and, in any event, not later than December 16, 2002. It is suggested that any such proposal be submitted by certified mail, return receipt requested. The proxy solicited by the Board of Directors for the Annual Meeting of

Stockholders for the fiscal year ending December 29, 2002, will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before February 28, 2003.

COMPANY STOCK PRICE PERFORMANCE

Introductory Note: The following graph is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

STOCK PERFORMANCE GRAPH

The following graph and table present a comparison of the cumulative total shareholder return and the related compound annual growth rate (“CAGR”) for the last five years for the Company (based on the “formula price” of the Company’s common stock), the Russell 2000 Index and the Houlihan Lokey Howard & Zukin Government Services Index (“HLHZ GTS”). For ease of presentation, all data have been presented as of December 31 of the applicable fiscal year end. All returns presented below have been adjusted for stock splits and are indexed such that the value presented as of December 31, 1996, is equal to 100.

Returns to stockholders over the period shown below should not be considered indicative of future returns to stockholders.

	1996	1997	1998	1999	2000	2001	CAGR

SPARTA	100	129	171	224	300	339	27.6%
Russell 2000 Index	100	121	116	139	133	135	6.1%
HLHZ GTS Index	100	129	163	191	192	340	27.7%

REPORT ON FORM 10-K

The Company’s Report on Form 10-K for the year ended December 30, 2001, has been mailed before or concurrently with this Proxy Statement to each stockholder entitled to notice of, and to vote at, the Annual Meeting. The Report on Form 10K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors /s/ JERRY R. FABIAN JERRY R. FABIAN Corporate Vice President and Secretary

Laguna Hills, California April 7, 2002	Telephone — (949) 768-8161 Facsimile — (949) 770-4632

Appendix 1

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF SPARTA, INC.

Mission

The Audit Committee of the Board of Directors of SPARTA, Inc. (“the Company”) shall assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal controls, the internal and external audit processes, and the process for monitoring compliance with applicable laws and regulations and the Company’s code of conduct. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent accountants, the internal auditors, and the financial management of the Company.

Membership

The Audit Committee shall comprise a minimum of three (3) directors. Each such member of the Audit Committee shall be independent of the Company and management, as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers (“NASD”). All members of the Audit Committee will be financially literate, and at least one member of the Audit Committee will possess accounting and/or financial reporting expertise.

Members of the Audit Committee, including its Chairperson, shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors.

Meetings

The Audit Committee will have a minimum of three (3) regularly scheduled meetings each year, with authority to convene additional meetings as circumstances require. The Audit Committee will invite members of management, the Company’s independent accountants, or others to attend meetings and provide pertinent information, as necessary to accomplish its objectives. The Chairperson shall be responsible for leadership of the Audit Committee, for preparing meeting agendas, and for reporting to the Board of Directors on its activities.

At the Chairperson’s discretion, an Audit Committee meeting may be held jointly with the full Board of Directors, provided that, during private discussions with the independent accountants, the internal audit department representative or special counsel, the Chairperson shall excuse members of the Board of Directors who are also members of management of the Company. Additionally, at the Chairperson’s discretion, meetings may be conducted via telephonic conference call.

Responsibilities

The Audit Committee’s primary duties and responsibilities are to:

Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

In order to discharge the responsibilities of the Audit Committee, it is anticipated that the Audit Committee’s activities will include the following functions. In carrying out its responsibilities, however, the procedures and policies of the Audit Committee should remain flexible, in order to best react to changing conditions. Accordingly, the functions listed below are set forth as a guide, with the understanding that the Audit Committee may, at its discretion, deviate from this guide as deemed appropriate.

Financial Statements

Review with management and with the independent accountants the significant accounting and reporting issues, the nature of critical accounting policies, the accounting for complex or unusual transactions, and matters requiring a significant degree of estimation or judgment.

Review with management and the independent accountants the impact of recent professional and regulatory pronouncements on the Company’s financial statements, and the impact of any newly adopted or proposed changes in accounting principles.

Review with management and the independent accountants the annual financial statements and Annual Report on Form 10-K to determine whether they are complete and consistent with information known to the Audit Committee members, and review the status of the audit conducted by the independent accountants. Based on such review, the Audit Committee shall determine whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Review with management and the independent accountants the interim financial statements and the related Quarterly Report on Form 10-Q, and the results of the independent accountants’ review of those statements.

Independent Accountants

Review the performance of the independent accountants, and exercise final approval (subject to any action taken by the full Board of Directors) to recommend the appointment or discharge of the independent accountants.

Ensure the objectivity, competence and independence of the independent accountants. In connection with this function, the Audit Committee should:

Obtain from the independent accountants an annual statement regarding their independence, in accordance with professional and regulatory standards governing such independence.

Consider whether non-audit services provided by the independent accountants are compatible with maintaining independence.

Consider reviewing the professional qualifications of the key partners and managers assigned to the audit engagement.

Consider reviewing the quality control procedures established by the independent accountants and obtaining a report describing significant issues raised during the most recent quality control review of the independent accountants.

In connection with the annual audit of the Company’s financial statements, meet with management and the independent accountants to review the planned audit scope and to review matters related to the conduct of the audit that are required to be communicated to the Audit Committee under generally accepted auditing standards.

Meet separately with the independent accountants to discuss any matters that the Audit Committee or the independent accountants believe should be discussed privately.

Internal Audit

Review with management and with the internal audit department representative the proposed internal audit plans and activities, staffing and organizational structure of the internal audit function (including the independence and authority of the internal audit department).

Ensure that there are no unjustified restrictions or limitations on the scope of the internal audit function; and review and concur in the appointment, replacement, reassignment or dismissal of internal auditors.

Review with management and with the internal audit department representative summaries of findings from completed internal audits and the status of major audits in process.

Meet separately with the internal audit department representative to discuss any matters that the Audit Committee or the internal audit department believes should be discussed privately.

Internal Controls

Consider the effectiveness of the Company’s internal control structure, including information technology security and control.

Review the scope of the review of internal controls conducted during internal and external audits (including

2

audits conducted by regulatory agencies), and review significant findings and recommendations for the improvements of such controls.

Review the Company’s disaster recovery and reconstitution plans.

Compliance

Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of instances of non-compliance.

Review the findings of significant regulatory agency examinations.

Review the process for communicating the Company’s code of conduct to employees and for monitoring compliance with such code of conduct.

Other Responsibilities

Regularly report to the full Board of Directors about Audit Committee activities, issues, and recommendations.

Report annually in the Company’s Proxy Statement to shareholders regarding the Audit Committee’s composition, its responsibilities and how they were discharged, and any other information the Audit Committee is required to report pursuant to regulatory obligations.

If necessary, institute special investigations and, if appropriate, retain special counsel or experts to assist with such investigations.

3

SPARTA, Inc.
Proxy Solicited on Behalf of the Board of Directors
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2002

     The undersigned hereby revokes all previous proxies; acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement pertaining to the Annual Meeting of Stockholders to be held on May 31, 2002; and appoints Wayne R. Winton, Jerry R. Fabian and Rod R. Steger, and each of them, with full power of substitution, proxies and attorneys-in-fact to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPARTA, Inc. (the “Company”) to be held on May 31, 2002, and at any adjournments or postponements thereof, as indicated below, with the same force and effect as the undersigned might or could do if personally present thereat, including all shares held in the undersigned’s account(s) in the SPARTA Stock Compensation Plan and/or the SPARTA Profit Sharing/401(k) Plan.

1.	ELECTION OF DIRECTORS:	____	FOR all nominees listed below (except as indicated)	____	WITHHOLD AUTHORITY to vote for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the following list:

Wayne R. Winton, Robert C. Sepucha, R. Stephen McCarter, Carl T. Case, John O. Carroll, Rockell N. Hankin, Robert B. Buchanan, John L. Piotrowski, Gerald A. Zionic, William E. Cook and Roy J. Nichols.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 29, 2002:

____ FOR	____ AGAINST	____ ABSTAIN

3.	OTHER MATTERS. In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

(Continued on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

DATED: ____________________, 2002

_____________________________________________ Signature

_____________________________________________ Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign)

I PLAN TO ATTEND THE MEETING

Attach label here